Exhibit 1

NORTEL INVERSORA S.A.

“The duly registered holders of Class B Preferred Shares issued by Nortel Inversora S.A. are hereby called to the Class B Preferred Shares Special Stockholders’ Meeting to be held, on first call, on November 10, 2017, at 11 a.m., and, on second call, at 12 p.m., at Avda. Alicia Moreau de Justo No. 50, Ground Floor, Autonomous City of Buenos Aires, in order to consider the following:

Agenda

1) Approval and Subscription of the Minutes of the Meeting. Appointment of two Stockholders to approve and sign the Minutes.

2) Merger with Telecom Argentina S.A. Consideration of the merger of Nortel Inversora S.A. with and into Telecom Argentina S.A., as the surviving company, within the context of the corporate reorganization approved by the General Ordinary and Extraordinary Stockholders’ Meeting of the Company held on May 22, 2017, whereby Telecom Argentina S.A. will incorporate by merger Sofora Telecomunicaciones S.A., Nortel Inversora S.A., and Telecom Personal S.A., as merged companies, (hereinafter, “the Merger”) in accordance with the provisions of Section 82 and subsequent sections of the Companies General Law (Ley General de Sociedades), Section 77 and subsequent sections of the Income Tax Law (Ley de Impuesto a las Ganancias) and the Rules of the National Securities Commission (Comisión Nacional de Valores — CNV).  Dissolution of Nortel Inversora S.A. as a result of the Merger.  Exchange ratio of the Class B Preferred Shares of Nortel Inversora S.A. in exchange for Class B Common Shares of Telecom Argentina S.A. with voting rights and with no economic preference over the Nortel Preferred B Exchange Ratio, established in the Previous Merger Commitment dated March 31, 2017.  Waiver and removal of the provisions of Condition No. 9, under the heading “Commitments” of the Conditions for the Issuance of the Class B Preferred Shares.  Legal and accounting documents related to the Merger, including the Previous Merger Commitment, the special and consolidated financial statements of the merger, the Supervisory Committee’s report, the amendment of the bylaws of Telecom Argentina S.A. Subscription of the Final Merger Agreement.

THE BOARD

Note I: In order to attend the Stockholders’ Meeting, the Stockholders are required to notify the Company of their attendance at least three business days prior to the date of the Stockholders’ Meeting, at Avda. Alicia Moreau de Justo No. 50, 13th floor, City of Buenos Aires, from 10 a.m. to 12 p.m. and from 3 p.m. to 5 p.m. The deadline is November 6, 2017, at 5 p.m. The Stockholders’ Meeting will not be held at the Company’s registered office.

Note II: Upon registration to participate in the Stockholders’ Meeting and upon effective attendance, the data of each holder of record of the shares and of its representatives set forth in Section 22, Chapter II, Title II of the Rules of the CNV (N.T. 2013) shall be provided.  Companies organized abroad and, trusts, and similar entities shall provide the information and submit the documentation set forth in Sections 24, 25, and 26 of Chapter II, Title II of the Rules of the CNV (N.T. 2013).

Note III: Any persons attending the Stockholders’ Meeting as custodians or managers of third parties’ shares are required to comply with the requirements of Section 9, Chapter II, Title II of the Rules of the CNV (N.T. 2013), so as to be eligible to cast a dissenting vote.

Note IV: Printed copies of the documentation to be discussed at the Stockholders’ Meeting, including the Board of Directors’ proposal regarding the items to be considered therein, will be available at the Company’s registered office during the hours detailed in Note I within the legal terms set forth in the applicable legislation in force.

Note V: Stockholders are kindly requested to arrive at least 15 minutes prior to the scheduled time of the Stockholders’ Meeting in order to file proxies and sign the Attendance Book.

Baruki González

President

Nortel Inversora S.A.

PROPOSALS OF THE BOARD OF DIRECTORS TO THE CLASS B PREFERRED SHARES SPECIAL STOCKHOLDERS’ MEETING REGARDING THE ITEMS ON THE AGENDA

Proposal regarding the First item on the Agenda:

The Board unanimously proposes to the Stockholders’ Meeting “to appoint the two Stockholders designated by the President of the Company to approve and sign the Minutes.”

Proposal regarding the Second item on the Agenda:

The Board unanimously proposes to the Class B Preferred Shares Special Stockholders’ Meeting to approve in full the items included under the second item on the Agenda, that is to say, the merger of Nortel Inversora S.A. with and into Telecom Argentina S.A., as the surviving company, within the context of the corporate reorganization approved by the General Ordinary and Extraordinary Stockholders’ Meeting of the Company held on May 22, 2017, whereby Telecom Argentina S.A. will incorporate by merger Sofora Telecomunicaciones S.A., Nortel Inversora S.A., and Telecom Personal S.A., as merged companies, (hereinafter, “the Merger”) in accordance with the provisions of Section 82 and subsequent sections of the Companies General Law, Section 77 and subsequent sections of the Income Tax Law, and the CNV Rules; the dissolution of Nortel Inversora S.A. as a result of the Merger; the exchange ratio of the Class B Preferred Shares of Nortel Inversora S.A. in exchange for Class B Common Shares of Telecom Argentina S.A. with voting rights and with no economic preference over the Nortel Preferred B Exchange Ratio, established in the Previous Merger Commitment dated March 31, 2017; the waiver and removal of the provisions of Condition No. 9, under the heading “Commitments” of the Conditions for the Issuance of the Class B Preferred Shares; the legal and accounting documents related to the Merger, including the Previous Merger Commitment, the special and consolidated financial statements of the merger, the Supervisory Committee’s report, the amendment of the bylaws of Telecom Argentina S.A, and the subscription of the Final Merger Agreement.

THE BOARD

Baruki González

President

Nortel Inversora S.A.

“The duly registered holders of Common Shares issued by Nortel Inversora S.A. are hereby called to the Common Shares Special Stockholders’ Meeting to be held, on first call, on November 10, 2017, at 9 a.m., at Avda. Alicia Moreau de Justo No. 50, Ground Floor, Autonomous City of Buenos Aires, in order to consider the following:

Agenda

1) Approval and Subscription of the Minutes of the Meeting. Appointment of designees to approve and sign the Minutes.

2) Merger with Telecom Argentina S.A. Consideration of the dilution of the voting rights of the common shares of the Company caused by the Exchange Ratio offered to the common shares of the Company in the merger of Nortel Inversora S.A. with and into Telecom Argentina S.A., as the surviving company, within the context of the corporate reorganization approved by the General Ordinary and Extraordinary Stockholders’ Meeting of the Company held on May 22, 2017, whereby Telecom Argentina S.A. will incorporate by merger Sofora Telecomunicaciones S.A., Nortel Inversora S.A., and Telecom Personal S.A., as merged companies, in accordance with the provisions of Section 82 and subsequent sections of the Companies General Law (Ley General de Sociedades), Section 77 and subsequent sections of the Income Tax Law (Ley de Impuesto a las Ganancias) and the Rules of the National Securities Commission (Comisión Nacional de Valores — CNV).

THE BOARD

Note I: In order to attend the Stockholders’ Meeting, the Stockholders are required to notify the Company of their attendance at least three business days prior to the date of the Stockholders’ Meeting, at Avda. Alicia Moreau de Justo No. 50, 13th floor, City of Buenos Aires, from 10 a.m. to 12 p.m. and from 3 p.m. to 5 p.m.  The deadline is November 6, 2017, at 5 p.m. The Stockholders’ Meeting will not be held at the Company’s registered office.

Note II: Upon registration to participate in the Stockholders’ Meeting and upon effective attendance, the data of each holder of record of the shares and of its representatives set forth in Section 22, Chapter II, Title II of the Rules of the CNV (N.T. 2013) shall be provided.  Companies organized abroad and, trusts, and similar entities shall provide the information and submit the documentation set forth in Sections 24, 25, and 26 of Chapter II, Title II of the Rules of the CNV (N.T. 2013).

Note III: Any persons attending the Stockholders’ Meeting as custodians or managers of third parties’ shares are required to comply with the requirements of Section 9, Chapter II, Title II of the Rules of the CNV (N.T. 2013), so as to be eligible to cast a dissenting vote.

Note IV: Printed copies of the documentation to be discussed at the Stockholders’ Meeting, including the Board of Directors’ proposal regarding the items to be considered therein, will be available at the Company’s registered office during the hours detailed in Note I within the legal terms set forth in the applicable legislation in force.

Note V: Stockholders are kindly requested to arrive at least 15 minutes prior to the Stockholders’ Meeting scheduled time in order to file proxies and sign the Attendance Book.

Baruki González

President

Nortel Inversora S.A.

PROPOSALS OF THE BOARD OF DIRECTORS TO THE COMMON SHARES SPECIAL STOCKHOLDERS’ MEETING REGARDING THE ITEMS ON THE AGENDA

Proposal regarding the First item on the Agenda:

The Board proposes to the Stockholders’ Meeting “to appoint the President of the Company and sole shareholder of common shares of the Company to approve and sign the Minutes.”

Proposal regarding the Second item on the Agenda:

The Board proposes to the Stockholders’ Meeting to approve the Exchange Ratio offered to the common shares and the subsequent dilution of its voting rights as a result of such Exchange Ratio.

Baruki González

President

Nortel Inversora S.A.